English Translation of Chinese Language Document

Exhibit 10.42

English Translation of Business License – Guancheng

Business License for an Enterprise as a Legal Person
(Duplicate)

Registration No. 350500400006368

Enterprise Name:  Guancheng (Fujian) Electron Technological Co., Ltd

Domicile: Houlin Industrial Park, Luoshan Street, Jinjiang City

Legal Representative: Or, Tin Man

Registered Capital: US$7.8million

Paid-in Capital: US$2.25997 million

Type of Enterprise: Limited Liability Company (wholly owned by Taiwan, Hong Kong or Macau legal persons investors)

Business Scope: Manufacture auxiliary products for computers and high-grade servers, new type LCD monitors; LCD televisions; non-mental product moulds; electronic products (excluding restricted products); moulds; fine blanking die, precision cavity mould, mould standard parts, and engage in import and export trade for technology and commodities (excluding distribution). (If the project is subject to the pre-approval by relevant government authorities in accordance with the law, it shall be operated with competent license or certificate).

Shareholder (Sponsor): Honesty Group Holdings Limited

Term of Business: 22 June 2007 – 21 June 2057

Date of Establishment: 22 June 2007

Notes

1. Business License for Enterprise as a Legal Person is the certificate for enterprise to obtain legal person qualification and legal operation.
2. Business License for Enterprise as a Legal Person has an original copy and a duplicate copy. Both have the same legal forces.
3. The original copy of business license shall be placed in a conspicuous position in the domicile of the enterprise as a legal person.
4. The business license shall not be fabricated, altered, leased, lent or transferred.
5.  To alter the business license, the enterprise as a legal person must register with the registration office and replace the business license with a new one that reflects the changes.
6. The registration office shall conduct annual inspection on the enterprise between March 1 and June 30 every year.
7. After the business license is revoked, no operational activities unrelated to liquidation may be conducted.
8. Return the original and duplicate copies of business license when canceling the registration.
9. When the business license is lost or damaged, the enterprise shall make a declaration of invalidation at a designated newspaper by the registration office and apply for a new one.

English Translation of Chinese Language Document

Status of Annual Inspection

Chop of Quanzhou Administration for Industry and Commerce 2008 annual inspection passed	Chop of Quanzhou Administration for Industry and Commerce 2009 annual inspection passed

Registration Authority: Quanzhou Administration for Industry and Commerce

24 August 2009